UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2005

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2005, StemCells, Inc. entered into a License Agreement with ReNeuron Limited, a privately-owned United Kingdom biotechnology company, under which StemCells granted a license enabling ReNeuron to exploit its "c-mycER" conditionally immortalized adult human neural stem cell technology for therapy and other purposes, in return for an equity interest in ReNeuron and a cross-license to the exclusive use of ReNeuron's technology for certain diseases and conditions. ReNeuron will supply cells for use under the cross-license. Further description of the transaction is contained in the press release attached as Exhibit 99.1 hereto. In order to effectuate the equity interest granted to StemCells, a Subscription and Share Exchange Agreement was also entered on July 1, 2005, by the parties to the License Agreement, ReNeuron (UK) Limited, ReNeuron Group PLC, and the existing shareholders of ReNeuron Group PLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

July 6, 2005	By:	Judi Lum

Name: Judi Lum
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release